Exhibit 99.1

Intermec, Inc. 6001 36th Avenue West Everett, WA 98203-1264 www.intermec.com

FOR IMMEDIATE RELEASE

INTERMEC REPORTS PRELIMINARY SECOND QUARTER 2012 RESULTS

•	Revenue increased 12% from the first quarter

•	Adjusted Operating Income $3.9 million; Non-GAAP earnings per share of $0.02

•	Adjusted EBITDA of $10.2 million, up $17.1 million sequentially

•	Latin America, Asia Pacific and North America all delivered robust sequential growth

EVERETT, Wash. – August 2, 2012 – Intermec, Inc. (NYSE: IN) today announced preliminary financial results for its second quarter ended July 1, 2012.

Second quarter 2012 net revenues were $201.0 million, with a net loss on a GAAP basis of ($39.3) million or ($0.65) per diluted share compared to 2011 second quarter revenues of $221.1 million and a GAAP net loss of ($3.8) million or ($0.06) per diluted share. Earnings per share for the quarter were significantly impacted by a non-cash impairment of goodwill of $28.3 million and restructuring charges of $5.6 million. Excluding the impairment, restructuring and certain other adjustments totaling $39.2 million (detailed in the table below), Adjusted Operating Income for the quarter was $3.9 million and adjusted net earnings were $1.3 million or $0.02 per diluted share.

“We achieved solid sequential revenue, gross margin and adjusted operating profit improvement in the second quarter. With improved margin and cost controls we were able to realize a $17.7 million improvement in adjusted operating profit on a $21 million incremental increase in revenue. While our results were below the second quarter 2011, this most recent quarter’s performance puts us on an improved trajectory as we enter the second half of 2012,” said Allen J. Lauer, Intermec Chairman and Interim CEO. “As we consider additional steps, our Board is working closely with management and the Company’s advisors to review our long-term strategic direction and leadership requirements.”

The Company recognized a non-cash impairment charge of $28.3 million against goodwill. The impairment charge is an estimate based on an analysis of a number of factors. The Company expects to complete the detailed steps of the analyses and adjust the impairment amount if needed when it completes its financial filings for the second and/or third fiscal quarters of 2012. In addition the Company recorded a net $5.6 million restructuring charge related to the restructuring announced on June 12, 2012 net of the release of $300,000 from the 2011 restructuring.

The following table presents the Company’s GAAP operating income (loss), net earnings (loss) and earnings (loss) per share reported for the second quarters of 2012 and 2011, and as adjusted excluding the impact of restructuring costs, acquisition-related costs and other adjustments:

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME,

NET EARNINGS AND EARNINGS PER SHARE

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended July 1, 2012			Three Months Ended July 3, 2011
	Operating Income (loss)	Net earnings (loss)	Earnings (loss) per share	Operating Income (loss)	Net earnings (loss)	Earnings (loss) per share
Opearting income (loss) as reported	$(35.3)	$(39.3)	$(0.65)	$(3.1)	$(3.8)	$(0.06)
Acquisition related adjustments	4.6	4.6	0.08	6.7	4.1	0.07
Restructuring costs	5.6	5.6	0.09	5.1	5.1	0.08
Executive severance	1.9	1.9	0.03	—	—	—
Forfeited executive stock awards	(1.2)	(1.2)	(0.02)	—	—	—
Impairment of goodwill	28.3	28.3	0.47	—	—	—
Deferred taxes and valuation allowance	—	1.4	0.02	—	0.5	0.01

Non-GAAP profit (loss) as adjusted	$3.9	$1.3	$0.02	$8.7	$5.9	$0.10

	Six Months Ended July 1, 2012			Six Months Ended July 3, 2011
	Operating Income (loss)	Net earnings (loss)	Earnings (loss) per share	Operating Income (loss)	Net earnings (loss)	Earnings (loss) per share
Opearting income (loss) as reported	$(68.9)	$(281.4)	$(4.68)	$(11.7)	$(9.9)	$(0.16)
Acquisition related adjustments	9.4	9.4	0.16	14.5	9.8	0.16
Restructuring costs	5.6	5.6	0.09	5.1	5.1	0.08
Executive severance	1.9	1.9	0.03	—	—	—
Forfeited executive stock awards	(1.2)	(1.2)	(0.02)	—	—	—
Impairment of goodwill	43.2	43.2	0.72	—	—	—
Deferred taxes and valuation allowance	—	212.9	3.54	—	0.8	0.01

Non-GAAP profit (loss) as adjusted	$(10.0)	$(9.6)	$(0.16)	$7.9	$5.8	$0.09

Second Quarter 2012 Operating Performance

•

Total revenue for the second quarter was $201.0 million, an increase of 12% compared to the first quarter of 2012 and a decline of 9% compared to the same period in 2011. On a constant currency basis total revenue was down 6.8% compared to the prior year.

•

Geographically North America revenues decreased 5.6% compared to the second quarter 2011. Latin America revenue rose slightly while revenue in Asia Pacific declined by 1%. Europe, Middle East and Africa (EMEA) revenues declined 20.1% compared to Q2 2011. On a constant currency basis EMEA revenues were down 13.6% compared to the prior year. Sequentially second quarter revenue increased 34% in Latin America, 27% in Asia Pacific, 10% in North America and 2% in EMEA.

•

Total gross margin was 39.4% compared to 41.3% in the prior-year quarter and 36.7% in the first quarter 2012. Excluding acquisition related intangible amortization adjusted gross margins were 41.2% compared to 43.3% for the same period in 2011 and 38.7% in the first quarter 2012.

•

Total SG&A and R&D expense for the quarter was $81.8 million compared to total SG&A and R&D in the same period 2011 of $88.9 million and $86.0 in the first quarter 2012. Lower SG&A expense for the quarter primarily reflects the benefit of program and discretionary cost control efforts and lower incentive based compensation.

•	Adjusted EBITDA for the quarter was $10.2 million compared to Adjusted EBITDA of $15.3 million in the same period 2011 and an Adjusted EBITDA loss of ($6.9) million in Q1 2012.

•	Cash, cash equivalents, and short-term investments totaled about $75 million at quarter-end. The outstanding balance of the Company’s credit facility was $85 million.

Recent Business Highlights

•

Intermec announced the launch of the PM43 and PM43c industrial mid-range label printers, featuring the fastest throughput in their class. Suited for harsh industrial environments including transportation, manufacturing and distribution centers, the PM43 and more compact PM43c printers are built to perform by increasing uptime and reducing maintenance costs.

•

Vocollect Healthcare Systems announced an alliance to bring key AccuNurse performance metrics to long-term care providers via the primeVIEW digital dashboard and data mining tool, developed by Prime Care Technologies.

•

Intermec announced the new PR2 and PR3 mobile receipt printers - the smallest, lightest and most durable receipt printers in their class. Designed for all day comfort for mobile field professionals in direct store delivery, route accounting, field service, mobile point of sale and electronic citation.

•

Closed a transaction with YRC, the largest LTL shipping company in the US, to deploy 10,000 CN70E rugged handheld mobile computers to YRC’s professional city drivers for YRC Freight, Reddaway and Holland in the second half of 2012.

•	Secured a deal with a supermarket chain in EMEA to deploy 1,500 CN70 handheld computers where the installed voice capability delivered by Vocollect was a critical factor in the win.

•

Received an order from a large, global airline based in EMEA to deploy the CN70 over the next three years and with a large beverage supplier to deploy the CV41 vehicle mount computers, CN70, CK71 handheld computers and the SR61 scanner.

•

Secured an important deal with a healthcare organization to deploy 220 CN70 handheld computers, 700 PB22 rugged mobile printers and 650 SG20 handheld scanners demonstrating the power of Intermec’s end-to-end product and solution capabilities.

About Intermec, Inc.

Intermec Inc. (NYSE: IN) is the workflow performance company. We design the leading data capture and information management solutions at the interface between mobile workers, assets, and customers. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Contact:

Dan Evans

Investor Relations

425-267-2975

dan.evans@intermec.com

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for operating income (loss), net earnings (loss), earnings (loss) per diluted share, EBITDA, Adjusted EBITDA and gross margins. Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP operating (loss) and adjusted EBITDA, Reconciliation of GAAP to Non-GAAP Gross Margins, for the three and six months ended July 1, 2012, attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures. The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding items such as, but not limited to, allowances for deferred tax assets, goodwill or asset impairment charges, restructuring charges costs or adjustments related to completion of acquisitions, amortization of intangibles and non-cash stock based compensation expenses provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions, our revenue, expenses, earnings or financial outlook for the first two quarters of 2012, the full-year of 2012, the current period or any other period, our impairment analysis for goodwill and long-lived assets, our deferred tax valuation allowances, the applicability and results of accounting policies and analyses used in our financial reporting, the necessity to update information in our periodic or other required reports, our cost reduction plans, and our ability to develop, produce, market or sell our products, either directly or through third parties, to reduce or control expenses, to improve efficiency, to realign resources, or to continue operational improvement and year-over-year or sequential growth. They also include, without limitation, statements about future financial and operating results of our company after the acquisition of other businesses and the benefits of such acquisitions. When used in this document and in documents it refers to, the words “anticipate,” “believe,” “will,” “intend,” “project” and “expect” and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.

Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. These risk factors include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which are available, among other places, on our website at www.intermec.com.

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Revenues:
Product	$158,357	$177,751	$294,828	$319,487
Service	42,594	43,331	85,801	80,113

Total revenues	200,951	221,082	380,629	399,600

Costs and expenses:
Cost of product revenues	99,973	106,441	191,312	194,239
Cost of service revenues	21,781	23,325	44,195	45,752
Research and development	20,431	22,858	40,440	40,674
Selling, general and administrative	61,412	66,052	127,419	120,295
Impairment of goodwill	28,331	—	43,256	—
Gain on sale of assets	(1,255)	—	(2,655)	—
Acquisition costs	—	373	—	5,211
Restructuring costs	5,598	5,111	5,598	5,111

Total costs and expenses	236,271	224,160	449,565	411,282

Operating loss	(35,320)	(3,078)	(68,936)	(11,682)
Interest income	80	306	201	403
Interest expense	(882)	(883)	(1,632)	(1,393)

Loss before income taxes	(36,122)	(3,655)	(70,367)	(12,672)
Income tax expense (benefit)	3,142	141	210,987	(2,798)

Net loss	(39,264)	(3,796)	(281,354)	(9,874)

Basic loss per share	$(0.65)	$(0.06)	$(4.68)	$(0.16)
Diluted loss per share	$(0.65)	$(0.06)	$(4.68)	$(0.16)

Shares used in computing basic loss per share	60,251	59,784	60,140	60,070
Shares used in computing diluted loss per share	60,251	59,784	60,140	60,070

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	July 1, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$74,711	$95,108
Short-term investments	181	170
Accounts receivable, net	132,172	139,737
Inventories	97,944	103,622
Current deferred tax assets, net	8,158	84,541
Other current assets	28,908	24,226

Total current assets	342,074	447,404

Deferred tax assets, net	7,379	141,064
Goodwill	100,254	143,510
Intangibles, net	52,610	61,996
Property, plant and equipment, net	42,977	47,086
Other assets, net	19,546	28,230

Total assets	$564,840	$869,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,833	$92,607
Payroll and related expenses	26,711	32,540
Deferred revenue	60,074	47,234
Accrued expenses	26,727	35,118

Total current liabilities	184,345	207,499
Long-term debt	85,000	85,000
Pension and other postretirement benefits liabilities	126,309	124,058
Long-term deferred revenue	28,883	28,960
Other long-term liabilities	15,975	15,344

Commitments and contingencies

Shareholders’ equity:
Common stock (250,000 shares authorized, 63,419 and 62,956 shares issued and 60,113 and 59,717 outstanding)	639	636
Additional paid-in capital	701,111	697,597
Accumulated deficit	(491,681)	(210,327)
Accumulated other comprehensive loss	(85,741)	(79,477)

Total shareholders’ equity	124,328	408,429

Total liabilities and shareholders’ equity	$564,840	$869,290

PRELIMINARY

INTERMEC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	July 1, 2012	July 3, 2011
Cash and cash equivalents at beginning of the period	$95,108	$221,467

Cash flows from operating activities:
Net loss	(281,354)	(9,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,015	12,815
Deferred taxes	211,321	(6,810)
Stock-based compensation	3,125	4,376
Impairment of goodwill	43,256	—
Gain on sale of assets	(2,655)	—
Gain on company owned life insurance	(1,174)	—
Change in pension and other postretirement plans	(1,963)	(608)
Changes in operating assets and liabilities:
Accounts receivable	7,363	(4,321)
Inventories	5,032	(1,507)
Other current assets	(4,703)	(3,948)
Accounts payable	(21,151)	2,607
Payroll and related expenses	(5,736)	1,777
Accrued expenses	(7,984)	(8,551)
Deferred revenue	13,041	5,365
Other operating activities	(1,232)	1,514

Net cash used in operating activities	(26,799)	(7,165)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(200,810)
Additions to property, plant and equipment	(4,551)	(11,534)
Proceeds from sale of assets	2,359	—
Proceeds from company owned life insurance	8,962	—
Other investing activities	(346)	(699)

Net cash provided by (used in) investing activities	6,424	(213,043)

Cash flows from financing activities:
Proceeds from issuance of debt	—	97,000
Repayment of debt	—	(20,000)
Stock repurchase	—	(10,014)
Stock options exercised and other	1,034	1,097

Net cash provided by financing activities	1,034	68,083

Effect of exchange rate changes on cash and cash equivalents	(1,056)	6,098

Net change in cash and cash equivalents	(20,397)	(146,027)

Cash and cash equivalents at end of the period	$74,711	$75,440

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME (LOSS) AND ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended July 1, 2012					Three Months Ended July 3, 2011
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non- GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$200,951	$—	$200,951	$—	$200,951	$221,082	$2,178	$223,260	—	$223,260

Costs and expenses:
Cost of revenues	121,754	(3,649)	118,105	(2,132)	115,973	129,766	(3,105)	126,661	(2,217)	124,444
Research and development	20,431	—	20,431	(343)	20,088	22,858	(17)	22,841	(369)	22,472
Selling, general and administrative	61,412	(1,609)	59,803	(3,867)	55,936	66,052	(981)	65,071	(4,002)	61,069
Impairment of goodwill	28,331	(28,331)	—	—	—	—	—	—	—	—
Gain on sale of assets	(1,255)	—	(1,255)	—	(1,255)	—	—	—	—	—
Acquisition costs	—	—	—	—	—	373	(373)	—	—	—
Restructuring costs	5,598	(5,598)	—	—	—	5,111	(5,111)	—	—	—

Total costs and expenses	236,271	(39,187)	197,084	(6,342)	190,742	224,160	(9,587)	214,573	(6,588)	207,985

Operating income (loss)	$(35,320)	$39,187	$3,867	$6,342	$10,209	$(3,078)	$11,765	$8,687	$6,588	$15,275

	Six Months Ended July 1, 2012					Six Months Ended July 3, 2011
	GAAP Operating Results	Non-GAAP Adjustments	Non-GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA	GAAP Operating Results	Non-GAAP Adjustments	Non- GAAP Operating Results	EBITDA Adjustments	Adjusted EBITDA
Total revenues	$380,629	$—	$380,629	$—	$380,629	$399,600	$2,904	$402,504	$—	$402,504

Costs and expenses:
Cost of revenues	235,507	(7,297)	228,210	(3,906)	224,304	239,991	(5,370)	234,621	$(4,075)	230,546
Research and development	40,440	—	40,440	(640)	39,800	40,674	(17)	40,657	$(646)	40,011
Selling, general and administrative	127,419	(2,810)	124,609	(8,749)	115,860	120,295	(981)	119,314	$(8,000)	111,314
Impairment of goodwill	43,256	(43,256)	—	—	—	—	—	—	—	—
Gain on sale of assets	(2,655)	—	(2,655)	—	(2,655)	—	—	—	—	—
Acquisition costs	—	—	—	—	—	5,211	(5,211)	—	—	—
Restructuring costs	5,598	(5,598)	—	—	—	5,111	(5,111)	—	—	—

Total costs and expenses	449,565	(58,961)	390,604	(13,295)	377,309	411,282	(16,690)	394,592	(12,721)	381,871

Operating income (loss)	$(68,936)	$58,961	$(9,975)	$13,295	$3,320	$(11,682)	$19,594	$7,912	$12,721	$20,633

INTERMEC, INC.

RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGINS

(Unaudited)

(In thousands)

	Three Months Ended July 1, 2012				Six Months Ended July 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted
Revenues:
Product	$158,357	$—		$158,357	$294,828	$—		$294,828
Service	42,594	—		42,594	85,801	—		85,801

Total revenues	$200,951	$—		$200,951	$380,629	$—		$380,629

Cost of revenues:
Product	$99,973	$(3,649	)a	$96,324	$191,312	$(7,297	)a	$184,015
Service	21,781	—		21,781	44,195	—		44,195

Total cost of revenues	$121,754	$(3,649)		$118,105	$235,507	$(7,297)		$228,210

Gross margins:
Product	36.9%			39.2%	35.1%			37.6%
Service	48.9%			48.9%	48.5%			48.5%
Total	39.4%			41.2%	38.1%			40.0%

	Three Months Ended July 3, 2011				Six Months Ended July 3, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted	As Reported	Non-GAAP Adjustments		Non-GAAP as Adjusted
Revenues:
Product	$177,751	$—		$177,751	$319,487	$—		$319,487
Service	43,331	2,178		45,509	80,113	2,904		83,017

Total revenues	$221,082	$2,178		$223,260	$399,600	$2,904		$402,504

Cost of revenues:
Product	$106,441	$(3,105)		$103,336	$194,239	$(5,370)		$188,869
Service	23,325	—		23,325	45,752	—		45,752

Total cost of revenues	$129,766	$(3,105)		$126,661	$239,991	$(5,370)		$234,621

Gross margins:
Product	40.1%			41.9%	39.2%			40.9%
Service	46.2%			48.7%	42.9%			44.9%
Total	41.3%			43.3%	39.9%			41.7%

a - Acquisition related intangible amortization

INTERMEC, INC.

SUPPLEMENTAL INFORMATION: EBITDA AND ADJUSTED EBITDA CALCULATION

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	July 1, 2012	July 3, 2011	July 1, 2012	July 3, 2011
Operating Income (loss), as reported	$(35,320)	$(3,078)	$(68,936)	$(11,682)

Adjustments
Acquisition fair-value adjustments	—	2,490	—	4,379
Intangible amortization	4,545	3,173	9,041	4,275
Acquisition costs	—	373	—	5,211
Restructuring costs	5,598	5,111	5,598	5,111
Executive severance	1,909	—	1,909	—
Forfeited executive stock awards	(1,196)	—	(1,196)	—
Impairment of goodwill	28,331	—	43,256	—
Other	—	618	353	618

Total adjustments	39,187	11,765	58,961	19,594

Non-GAAP operating income (loss)	$3,867	$8,687	$(9,975)	$7,912

Adjusted EBITDA calculation
Add: depreciation and amortization (excluding acquisition related)	$4,662	$4,540	$8,974	$8,345
Add: stock-based compensation	1,680	2,048	4,321	4,376

Adjusted EBITDA	$10,209	$15,275	$3,320	$20,633

Intermec is providing disclosure of the reconciliation of certain Non-US GAAP financial measures used in our financial reporting and within our press release, among other places, to our comparable financial measures on a US GAAP basis. The Company believes that these Non-US GAAP financial measures provide investors the additional information to evaluate financial performance in a way that is comparable to measures reported by other technology companies.

Earnings before interest, taxes, depreciation, and amortization (EBITDA) is net income/loss before provisions for income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered an alternative to, or more meaningful than, income before income taxes, cash flow from operations, or other traditional indicators of operating performance. Rather, EBITDA is presented because it is a widely accepted supplemental financial measure that we believe provides relevant and useful information. Our calculation of adjusted EBITDA adds back the non-cash effect of stock-based compensation as accounted for under ACS 718 as we believe this is a meaningful view of our underlying cash earnings. Adjusted EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-US GAAP measure in the same manner.

PRELIMINARY

INTERMEC, INC.

SUPPLEMENTAL SALES INFORMATION BY CATEGORY

(Unaudited)

(Amounts in millions)

	Three Months Ended
	July 1, 2012	Percent of Revenues	July 3, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$96.9	48.2%	$108.6	49.1%	-10.8%
Printer and media	38.7	19.3%	44.7	20.2%	-13.4%
Service	34.8	17.3%	37.3	16.9%	-6.7%
Voice solutions	30.6	15.2%	30.5	13.8%	0.3%

Total revenues	$201.0	100.0%	$221.1	100.0%	-9.1%

	Six Months Ended
	July 1, 2012	Percent of Revenues	July 3, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Intermec-branded:
Systems and solutions	$178.7	47.0%	$199.0	49.8%	-10.2%
Printer and media	74.2	19.5%	88.1	22.0%	-15.8%
Service	69.7	18.3%	72.2	18.1%	-3.5%
Voice solutions	58.0	15.2%	40.3	10.1%	43.9%

Total revenues	$380.6	100.0%	$399.6	100.0%	-4.8%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHICAL REGION

(Unaudited)

(Amounts in millions)

	Three Months Ended
	July 1, 2012	Percent of Revenues	July 3, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$101.2	50.3%	$107.2	48.5%	-5.6%
Europe, Middle East and Africa (EMEA)	55.9	27.8%	70.0	31.7%	-20.1%
Latin America	26.7	13.3%	26.4	11.9%	1.1%
Asia Pacific	17.2	8.6%	17.5	7.9%	-1.7%

Total revenues	$201.0	100.0%	$221.1	100.0%	-9.1%

	Six Months Ended July 1, 2012
	July 1, 2012	Percent of Revenues	July 3, 2011	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$192.8	50.7%	$185.6	46.4%	3.9%
Europe, Middle East and Africa (EMEA)	110.5	29.0%	135.9	34.0%	-18.7%
Latin America	46.5	12.2%	46.3	11.6%	0.4%
Asia Pacific	30.8	8.1%	31.8	8.0%	-3.1%

Total revenues	$380.6	100.0%	$399.6	100.0%	-4.8%